As filed with the Securities and Exchange Commission on March 1, 2011

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Key Energy Services, Inc.*
(Exact name of registrant as specified in its charter)

Maryland	04-2648081
(State or Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

1301 McKinney Street, Suite 1800
Houston, Texas 77010
(713) 651-4300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kimberly R. Frye
General Counsel
Key Energy Services, Inc.
1301 McKinney Street, Suite 1800
Houston, Texas 77010
(713) 651-4300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Amount of
Title of Securities	Amount to	Proposed Maximum Offering	Proposed Maximum Aggregate	Registration
to be Registered	be Registered(1)	Price(1)	Offering Price(1)	Fee(2)
Common Stock, par value $0.10 per share
Preferred Stock
Senior Debt Securities of Key Energy Services, Inc.
Subordinated Debt Securities of Key Energy Services, Inc.
Warrants of Key Energy Services, Inc.
Units of Key Energy Services, Inc.
Guarantees of Debt Securities issued by Key Energy Services, Inc.

(1)	An indeterminate initial offering price, principal amount or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable or exercisable for, such securities. Separate consideration may or may not be received for securities that are being registered that are issued in exchange for, or upon conversion or exercise of, the debt securities being registered hereunder.

(2)	In accordance with Rule 465(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all registration fees.

*TABLE OF ADDITIONAL REGISTRANTS

	State or Other	Primary Standard	I.R.S.
	Jurisdiction of	Industrial	Employer
Exact Name of Co-Registrant	Incorporation or	Classification	Identification
as Specified in its Charter(1)	Organization	Code Number	Number

Key Energy Services, LLC	Texas	1389	20-8125567
Key Energy Services California, Inc.	Texas	1389	38-3799260
Key Energy Services (Mexico), LLC	Delaware	1389	20-4592429
Misr Key Energy Investments, LLC	Delaware	1389	N/A
Misr Key Energy Services, LLC	Delaware	1389	42-1537527
Key Energy Mexico, LLC	Delaware	1389	26-2954871

(1)	The address for each co-registrant is 1301 McKinney Street, Suite 1800, Houston, Texas 77010.

The name and address, including zip code, of the agent for service for each of the co-registrants is Kimberly R. Frye, Senior Vice President and General Counsel of Key Energy Services, Inc., 1301 McKinney Street, Suite 1800, Houston, Texas 77010. The telephone number, including area code, of the agent for service for each of the co-registrants is (713) 651-4300.

PROSPECTUS

COMMON STOCK
PREFERRED STOCK
SENIOR DEBT SECURITIES
SUBORDINATED DEBT SECURITIES
WARRANTS
UNITS
GUARANTEES

By this prospectus, we may from time to time offer and sell in one or more offerings an unlimited amount of any combination of the following securities:

•	shares of common stock, par value $0.10 per share;

•	shares of preferred stock, which may be convertible into or exchangeable for debt securities or common stock;

•	senior debt securities, which may be convertible into or exchangeable for common stock or preferred stock;

•	subordinated debt securities, which may be convertible into or exchangeable for common stock or preferred stock;

•	warrants to purchase common stock, preferred stock or debt securities;

•	units consisting of any combination of common stock, preferred stock, debt securities or warrants; and

•	guarantees of debt securities issued by Key Energy Services, Inc.

This prospectus provides a general description of the securities we may offer. Supplements to this prospectus will provide the specific terms of the securities that we actually offer, including the offering prices and the net proceeds that we expect to receive. Such supplements may add, update or change information contained in this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and any information under the headings “Where You Can Find More Information” and “Incorporation by Reference” before you invest in any of these securities.

We may sell these securities to or through underwriters, dealers, to other purchasers and/or through agents. Supplements to this prospectus will specify the names of any underwriters or agents and any applicable purchase price, fee, commission or discount arrangement between or among us and them.

Our common stock is listed on the New York Stock Exchange under the symbol “KEG.”

Investing in our securities involves risks. You should carefully consider the risk factors on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 1, 2011

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer from time to time an unlimited number and amount of our securities. Each time we offer securities, we will provide you with a prospectus supplement that will describe, among other things, the specific amounts, types and prices of the securities being offered and the terms of the offering. Any prospectus supplement may add, update or change information contained or incorporated by reference in this prospectus. Any statement that we make in or incorporate by reference in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. Therefore, you should read this prospectus (including any documents incorporated by reference) and any attached prospectus supplement before you invest in our securities.

Additional information about us, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information” below. You are urged to read this prospectus carefully, including “Risk Factors” below, and our SEC reports in their entirety before investing in our securities.

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus or pricing supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of the securities covered by this prospectus in any state where the offer is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement, any free writing prospectus and any other document incorporated by reference is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Under no circumstances should the delivery to you of this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities.

Unless this prospectus otherwise indicates or the context otherwise requires, the terms “we,” “our,” “us,” “Key” or other similar terms as used in this prospectus refer to Key Energy Services, Inc., its wholly-owned subsidiaries and its controlled subsidiaries.

Cautionary Note Regarding Forward-Looking Statements

In addition to statements of historical fact, this prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature or that relate to future events and conditions are, or may be deemed to be, forward-looking statements. These “forward-looking statements” are based on our current expectations, estimates and projections about us and our industry, and our management’s beliefs and assumptions concerning future events and financial trends affecting our financial condition and results of operations. In some cases, you can identify these statements by terminology such as “may,” “will,” “predicts,” “expects,” “projects,” “potential” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions and are subject to substantial risks and uncertainties and are not guarantees of performance. Future actions, events and conditions and future results of operations may differ materially from those expressed in these statements. In evaluating those statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” included elsewhere in this prospectus and in the documents incorporated by reference into this prospectus.

Important factors that may affect our expectations, estimates or projections include, but are not limited to, the following:

•	conditions in the oil and natural gas industry, especially oil and natural gas prices and capital expenditures by oil and natural gas companies;

•	volatility in oil and natural gas prices;

•	tight credit markets and disruptions in the U.S. and global financial systems;

•	our ability to maintain pricing on our core services;

•	industry capacity;

•	asset impairments or other charges;

•	operating risks, which are primarily self-insured, and the possibility that our insurance may not be adequate to cover all of our losses or liabilities;

•	the economic, political and social instability risks of doing business in certain foreign countries;

•	our historically high employee turnover rate and our ability to replace or add workers;

•	our ability to implement technological developments and enhancements;

•	significant costs and liabilities resulting from environmental, health and safety laws and regulations;

•	our ability to successfully identify, make and integrate acquisitions;

•	the loss of a significant customer;

•	the impact of compliance with climate change legislation or initiatives;

•	our ability to generate sufficient cash flow to meet our debt service obligations;

•	the amount of our debt and the limitations imposed by the covenants in the agreements governing our debt;

•	an increase in our debt service obligations due to variable rate indebtedness;

•	the divestiture of our pressure pumping and wireline businesses; and

•	other factors affecting our business described in “Risk Factors” included elsewhere in this prospectus and in the documents incorporated by reference into this prospectus.

We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus except as required by law. All of our written and oral forward-looking statements are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements.

Key Energy Services

We are the largest onshore, rig-based well servicing contractor based on number of rigs owned. We provide a full range of well services to major oil companies, foreign national oil companies and independent oil and natural gas production companies. Our services include rig-based well maintenance and workover services, well completion and recompletion services, fluid management services, fishing and rental services and other ancillary oilfield services. In addition, certain of our rigs are capable of specialty drilling applications. We operate in most major oil and natural gas producing regions of the continental United States, and have operations based in Mexico, the Middle East, Russia and Argentina. In addition, we have a technology development group based in Canada and have ownership interests in two oilfield service companies based in Canada.

Risk Factors

Investing in our securities involves risk. See the risk factors described in our Annual Report on Form 10-K for our fiscal year ended December 31, 2010, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. If applicable, we will include in any prospectus supplement a description of those significant factors that could make the offering described in any prospectus supplement speculative or risky. If one or more of the events discussed in these risk factors were to occur, our business, financial condition and results of operations, cash flow and prospects could be materially affected.

Use of Proceeds

Unless otherwise specified in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include, among other things:

•	the repayment of outstanding indebtedness;

•	working capital;

•	capital expenditures; and

•	acquisitions.

The actual application of the proceeds we receive from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering.

Ratio of Earnings to Fixed Charges

The following table sets forth our historical ratios of earnings to fixed charges on a consolidated basis for the periods indicated. You should read these ratios of earnings to fixed charges in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Year Ended December 31,
	2006		2007		2008		2009	2010

Ratio of earnings to fixed charges(1)	5.2	x	5.5	x	4.7	x	(2)	(2)

(1)	For this ratio, “earnings” means the sum of income from continuing operations before taxes, excluding income or loss from equity investees, fixed charges, amortization of capitalized interest, distributed income of equity investees and pre-tax losses of equity investees for which charges from guarantees are included in fixed charges, less capitalized interest and noncontrolling interest in the pre-tax income of subsidiaries that have not incurred fixed charges. “Fixed charges” means interest (expensed and capitalized), amortized premiums, discounts and capitalized expenses related to indebtedness and an estimate of the portion of annual rental expense on operating leases that represents the interest factor. Interest expense resulting from our January 1, 2007 adoption of FIN 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB No. 109, is included in the fixed charges used to calculate our ratio of earnings to fixed charges.

(2)	Earnings were inadequate to cover fixed charges by $80.8 million for the year ended December 31, 2009 and $54.0 million for the year ended December 31, 2010.

Description of Capital Stock

The following is a summary of the material terms and provisions of our capital stock. You should refer to the applicable provisions of our articles of restatement, our second amended and restated by-laws, as amended, and the documents that we have incorporated by reference for a complete statement of the terms and rights of our capital stock.

As of February 16, 2011, our authorized capital stock was 200,000,000 shares. As of February 16, 2011, we had 142,585,543 shares of common stock outstanding. There were no shares of preferred stock outstanding or designated as of such date.

Common Stock

All shares of capital stock are initially classified as common stock, par value $0.10 per share. Each share of common stock is entitled to one vote in the election of directors and other corporate matters. Each share of common stock entitled to vote with respect to the election of directors may be voted for as many individuals as there are directors to be elected. Our board of directors is divided into three classes. The holders of common stock do not have cumulative voting rights, which means that the holders of a majority of the votes entitled to be cast by holders of the outstanding common stock are able to elect all of our directors.

Our common stock has no redemption provisions, and the holders thereof have no conversion or preemptive rights. The holders of common stock are entitled to receive dividends in such amounts as may be declared by our board of directors, as permitted by applicable law, and upon liquidation, dissolution, or winding up of the Company, subject to the rights of any preferred stock then outstanding, the holders of common stock are entitled to share ratably in our assets according to the number of shares they hold.

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, New York, New York.

Our common stock is listed on the New York Stock Exchange under the symbol “KEG.”

Preferred Stock

Our board of directors can, without approval of our stockholders, classify and reclassify unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock, except that no such classification or reclassification shall create a class of stock which (i) may have more than one vote per share, (ii) may be issued in connection with any stockholder rights plans, “poison pill” or other anti-takeover measure, or (iii) may be issued for less than fair consideration, as determined in good faith by the board of directors.

If we offer preferred stock, the specific terms will be described in a prospectus supplement, including, but not limited to:

•	the specific designation, number of shares, seniority and purchase price;

•	any liquidation preference per share;

•	any date of maturity;

•	any redemption, repayment or sinking fund provisions;

•	any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined);

•	any voting rights;

•	if other than the currency of the United States, the currency or currencies, including composite currencies, in which such preferred stock is denominated and/or in which payments will or may be payable;

•	the method by which amounts in respect of such preferred stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

•	whether such preferred stock is convertible or exchangeable and, if so, the securities or rights into which such preferred stock is convertible or exchangeable, and the terms and conditions upon which such conversions or exchanges will be effected, including conversion or exchange prices or rates, the conversion or exchange period and any other related provisions;

•	the place or places where dividends and other payments on the preferred stock will be payable; and

•	any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

All shares of preferred stock offered will, when issued, be fully paid and non-assessable.

The transfer agent, registrar, and dividend disbursement agent for a series of preferred stock will be named in a prospectus supplement. The registrar for shares of preferred stock will send notices to stockholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

Certain Provisions of Our Articles of Restatement and By-laws

Our articles of restatement and second amended and restated by-laws, as amended, contain provisions that may render more difficult possible takeover proposals to acquire control of us and make removal of our management more difficult. Below is a description of certain of these provisions in our articles of restatement and second amended and restated by-laws, as amended.

Our articles of restatement authorize our board of directors to establish a class of preferred stock. Preferred stock may be issued from time to time in one or more series, and our board of directors, without further approval of the stockholders, is authorized to fix the designations, powers, preferences, and rights applicable to each series of preferred stock. The purpose of authorizing the board of directors to determine such designations, powers, preferences, and rights is to allow such determinations to be made by the board of directors instead of the stockholders and to avoid the expense of, and eliminate delays associated with, a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and, under some circumstances, make it more difficult for a third party to gain control of us.

In accordance with our articles of restatement and our by-laws, our board of directors is divided into three classes of directors, each of which is elected for a term of three years. A classified board significantly extends the time required to make any change in control of our board of directors and tends to discourage any hostile takeover bid for Key.

In accordance with our articles of restatement and our bylaws, a director may be removed from office only by stockholders holding two-thirds of our outstanding common stock. In addition, a vacancy on the board of directors may be filled only by the remaining directors in office and not by stockholders, with the total number of persons serving on our board of directors being fixed only by our board of directors. These provisions may limit the ability of a third-party to gain control of us.

In accordance with our articles of restatement and our by-laws, stockholders may call special meetings of stockholders only if they hold a majority of our outstanding shares. This provision may make it more difficult for a third party to propose actions to the stockholders or effect a change in our board of directors, which may make it more difficult for such third party to gain control of us.

Our by-laws contain specific procedures for stockholder nomination of directors. These provisions require advance notification that must be given in accordance with the provisions of our by-laws. The procedure for stockholder nomination of directors may have the effect of precluding a nomination for the election of directors at a particular meeting if the required procedure is not followed.

Liability and Indemnification of Officers and Directors

Our articles of restatement provide for indemnification of our directors and officers to the full extent permitted by applicable law.

We also have director and officer liability insurance for the benefit of our directors and elected officers. These policies include coverage for losses for wrongful acts and omissions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or persons controlling Key pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Description of Debt Securities

Any debt securities that we offer under a prospectus supplement will be direct, unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and The Bank of New York Mellon Trust Company, N.A., as trustee. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called “indentures.” The indentures will be supplemented by supplemental indentures, the material provisions of which will be described in a prospectus supplement.

As used in this description, the words “we,” “us” and “our” refer to Key Energy Services, Inc., and not to any of our subsidiaries or affiliates.

We have summarized some of the material provisions of the indentures below. This summary does not restate those agreements in their entirety. A form of senior indenture and a form of subordinated indenture have been filed as exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the indentures because each one, and not this description, defines the rights of holders of debt securities.

Capitalized terms defined in the indentures have the same meanings when used in this prospectus.

General

The debt securities issued under the indentures will be our direct, unsecured general obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will have a junior position to all of our senior debt.

The following description sets forth the general terms and provisions that could apply to debt securities that we may offer to sell. A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following, among others:

•	the title and type of the debt securities;

•	the total principal amount of the debt securities;

•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

•	any conversion or exchange features;

•	any optional redemption periods;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

•	any provisions granting special rights to holders when a specified event occurs;

•	any changes to or additional events of default or covenants;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered; and

•	any other terms of the debt securities.

Neither of the indentures will limit the amount of debt securities that may be issued. Each indenture will allow debt securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

Debt securities of any series may be issued in registered or global form.

Subsidiary Guarantees

If the applicable prospectus supplement relating to a series of our senior debt securities provides that those senior debt securities will have the benefit of a guarantee by any or all of our operating subsidiaries, payment of the principal, premium, if any, and interest on those senior debt securities will be unconditionally guaranteed on an unsecured, unsubordinated basis by such subsidiary or subsidiaries. The guarantee of senior debt securities will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such subsidiary or subsidiaries.

If the applicable prospectus supplement relating to a series of our subordinated debt securities provides that those subordinated debt securities will have the benefit of a guarantee by any or all of our operating subsidiaries, payment of the principal, premium, if any, and interest on those subordinated debt securities will be unconditionally guaranteed on an unsecured, subordinated basis by such subsidiary or subsidiaries. The guarantee of the subordinated debt securities will be subordinated in right of payment to all of such subsidiary’s or subsidiaries’ existing and future senior indebtedness (as defined in the related prospectus supplement), including any guarantee of the senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior indebtedness (as defined in the related prospectus supplement). See “— Subordination” below.

The obligations of our operating subsidiaries under any such guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Covenants

Under the indentures, we:

•	will pay the principal of, and interest and any premium on, the debt securities when due;

•	will maintain a place of payment;

•	will deliver a certificate to the trustee each fiscal year reviewing our compliance with our obligations under the indentures;

•	will preserve our corporate existence; and

•	will segregate or deposit with any paying agent sufficient funds for the payment of any principal, interest or premium on or before the due date of such payment.

Mergers and Sale of Assets

Each of the indentures will provide that we may not consolidate with or merge into any other Person or sell, convey, transfer or lease all or substantially all of our properties and assets (on a consolidated basis) to another Person, unless:

•	either: (a) we are the surviving Person; or (b) the Person formed by or surviving any such consolidation, amalgamation or merger or resulting from such conversion (if other than us) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any State thereof or the District of Columbia;

•	the Person formed by or surviving any such conversion, consolidation, amalgamation or merger (if other than us) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of our obligations under such indenture and the debt securities governed thereby pursuant to agreements reasonably satisfactory to the trustee, which may include a supplemental indenture;

•	we or the successor will not immediately be in default under such indenture; and

•	we deliver an officer’s certificate and opinion of counsel to the trustee stating that such consolidation, amalgamation, merger, conveyance, sale, transfer or lease and any supplemental indenture comply with such indenture and that all conditions precedent set forth in such indenture have been complied with.

Upon the assumption of our obligations under each indenture by a successor, we will be discharged from all obligations under such indenture.

As used in the indenture and in this description, the word “Person” means any individual, corporation, company, limited liability company, partnership, limited partnership, joint venture, association, joint-stock company, trust, other entity, unincorporated organization or government or any agency or political subdivision thereof.

Events of Default

“Event of default,” when used in the indentures with respect to debt securities of any series, will mean any of the following:

(1) default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

(2) default in the payment of the principal of (or premium, if any, on) any debt security of that series at its maturity;

(3) default in the performance, or breach, of any covenant set forth in Article Ten of the applicable indenture (other than a covenant, a default in the performance of which or the breach of which is elsewhere specifically dealt with as an event of default or which has expressly been included in such indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;

(4) default in the performance, or breach, of any covenant in the applicable indenture (other than a covenant set forth in Article Ten of such indenture or any other covenant, a default in the performance of which or the breach of which is elsewhere specifically dealt with as an event of default or which has expressly been included in such indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 180 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;

(5) we, pursuant to or within the meaning of any bankruptcy law, (i) commence a voluntary case, (ii) consent to the entry of any order for relief against us in an involuntary case, (iii) consent to the appointment of a custodian of us or for all or substantially all of our property, or (iv) make a general assignment for the benefit of our creditors;

(6) a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against us in an involuntary case, (ii) appoints a custodian for us or for all or substantially all of our property, or (iii) orders the liquidation of us, and the order or decree remains unstayed and in effect for 60 consecutive days;

(7) default in the deposit of any sinking fund payment when due; or

(8) any other event of default provided with respect to debt securities of that series in accordance with provisions of the indenture related to the issuance of such debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, interest or any premium) if it considers the withholding of notice to be in the interests of the holders.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all of the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration.

Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount outstanding of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

Amendments and Waivers

Subject to certain exceptions, the indentures, the debt securities issued thereunder or the subsidiary guarantees, if any, may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the then-outstanding debt securities of each series affected by such amendment or supplemental indenture, with each such series voting as a separate class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with respect to each series of debt securities with the consent of the holders of a majority in principal amount of the then-outstanding debt securities of such series voting as a separate class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities).

Without the consent of each holder of the outstanding debt securities affected, an amendment, supplement or waiver may not, among other things:

(1) change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the applicable indenture, change the coin or currency in which any debt security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date therefor);

(2) reduce the percentage in principal amount of the then-outstanding debt securities of any series, the consent of the holders of which is required for any such amendment or supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences provided for in the applicable indenture;

(3) modify any of the provisions set forth in (i) the provisions of the applicable indenture related to the holder’s unconditional right to receive principal, premium, if any, and interest on the debt securities or (ii) the provisions of the applicable indenture related to the waiver of past defaults under such indenture;

(4) waive a redemption payment with respect to any debt security; provided, however, that any purchase or repurchase of debt securities shall not be deemed a redemption of the debt securities;

(5) release any guarantor from any of its obligations under its guarantee or the applicable indenture, except in accordance with the terms of such indenture (as amended or supplemented); or

(6) make any change in the foregoing amendment and waiver provisions, except to increase any percentage provided for therein or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each then-outstanding debt security affected thereby.

Notwithstanding the foregoing, without the consent of any holder of debt securities, we, the guarantors, if any, and the trustee may amend each of the indentures or the debt securities issued thereunder to:

(1) cure any ambiguity or defect or to correct or supplement any provision therein that may be inconsistent with any other provision therein;

(2) evidence the succession of another Person to us and the assumption by any such successor of our covenants therein and, to the extent applicable, of the debt securities;

(3) provide for uncertificated debt securities in addition to or in place of certificated debt securities; provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended (the “Code”), or in the manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Code;

(4) add a guarantee and cause any Person to become a guarantor, and/or to evidence the succession of another Person to a guarantor and the assumption by any such successor of the guarantee of such guarantor therein and, to the extent applicable, endorsed upon any debt securities of any series;

(5) secure the debt securities of any series;

(6) add to our covenants such further covenants, restrictions, conditions or provisions as we shall consider to be appropriate for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the applicable indenture as set forth therein, or to surrender any right or power therein conferred upon us; provided, that in respect of any such additional covenant, restriction, condition or provision, such amendment or supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an event of default or may limit the remedies available to the trustee upon such an event of default or may limit the right of the holders of a majority in aggregate principal amount of the debt securities of such series to waive such an event of default;

(7) make any change to any provision of the applicable indenture that does not adversely affect the rights or interests of any holder of debt securities issued thereunder;

(8) provide for the issuance of additional debt securities in accordance with the provisions set forth in the applicable indenture on the date of such indenture;

(9) add any additional defaults or events of default in respect of all or any series of debt securities;

(10) add to, change or eliminate any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(11) change or eliminate any of the provisions of the applicable indenture; provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such amendment or supplemental indenture that is entitled to the benefit of such provision;

(12) establish the form or terms of debt securities of any series as permitted thereunder, including to reopen any series of any debt securities as permitted thereunder;

(13) evidence and provide for the acceptance of appointment thereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of such indenture;

(14) conform the text of the applicable indenture (and/or any supplemental indenture) or any debt securities issued thereunder to any provision of a description of such debt securities appearing in a prospectus or prospectus supplement or an offering memorandum or offering circular to the extent that such provision appears on its face to have been intended to be a verbatim recitation of a provision of such indenture (and/or any supplemental indenture) or any debt securities issued thereunder; or

(15) modify, eliminate or add to the provisions of the applicable indenture to such extent as shall be necessary to effect the qualification of such indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar federal statute subsequently enacted, and to add to such indenture such other provisions as may be expressly required under the Trust Indenture Act.

The consent of the holders is not necessary under either indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment with the consent of the holders under an indenture becomes effective, we are required to mail to the holders of debt securities thereunder a notice briefly describing such amendment. However, the failure to give such notice to all such holders, or any defect therein, will not impair or affect the validity of the amendment.

Legal Defeasance and Covenant Defeasance

Each indenture provides that we may, at our option and at any time, elect to have all of our obligations discharged with respect to the debt securities outstanding thereunder and all obligations of any guarantors of such debt securities discharged with respect to their guarantees (“Legal Defeasance”), except for:

(1) the rights of holders of outstanding debt securities to receive payments in respect of the principal of, or interest or premium, if any, on, such debt securities when such payments are due from the trust referred to below;

(2) our obligations with respect to the debt securities concerning temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities, the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee and our and each guarantor’s obligations in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the applicable indenture.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain provisions of each indenture, including certain provisions described in any prospectus supplement (such release and termination being referred to as “Covenant Defeasance”), and thereafter any failure to comply with such obligations or provisions will not constitute a default or event of default. In addition, in the event Covenant Defeasance occurs in accordance with the applicable indenture, any defeasible event of default will no longer constitute an event of default.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and interest and premium, if any, on, the outstanding debt securities on the stated date for payment thereof or on the applicable redemption date, as the case may be, and we must specify whether the debt securities are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the issue date of the debt securities, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no default or event of default shall have occurred and be continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit);

(5) the deposit must not result in a breach or violation of, or constitute a default under, any other instrument to which we or any guarantor is a party or by which we or any guarantor is bound;

(6) such Legal Defeasance or Covenant Defeasance must not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture) to which we are, or any of our subsidiaries is, a party or by which we are, or any of our subsidiaries is, bound;

(7) we must deliver to the trustee an officer’s certificate stating that the deposit was not made by us with the intent of preferring the holders of debt securities over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or the creditors of others;

(8) we must deliver to the trustee an officer’s certificate stating that all conditions precedent set forth in clauses (1) through (6) of this paragraph have been complied with; and

(9) we must deliver to the trustee an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications, and exclusions) stating that all conditions precedent set forth in clauses (2), (3) and (6) of this paragraph have been complied with.

Satisfaction and Discharge

Each of the indentures will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of debt securities and certain rights of the trustee, as expressly provided for in such indenture) as to all outstanding debt securities and guarantees issued thereunder when:

(1) either (a) all of the debt securities theretofore authenticated and delivered under such indenture (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for the payment of which money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation or (b) all debt securities not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of us, and we or the guarantors, if any, have irrevocably deposited or caused to be deposited with the trustee funds, in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not theretofore delivered to the trustee for cancellation, for principal of and premium, if any, and interest on the debt securities to the date of deposit (in the case of debt securities that have become due and payable) or to the stated maturity or redemption date, as the case may be, together with instructions from us irrevocably directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) we have paid all other sums then due and payable under such indenture by us; and

(3) we have delivered to the trustee an officer’s certificate and an opinion of counsel, which, taken together, state that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

No Personal Liability of Directors, Managers, Officers, Employees, Partners, Members and Stockholders

No director, manager, officer, employee, incorporator, partner, member or stockholder of Key or any guarantor, as such, shall have any liability for any of our or the guarantors’ obligations under the debt securities, the indentures, the guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities, upon our issuance of the debt securities and execution of the indentures, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Denominations

Unless stated otherwise in the prospectus supplement for each issuance of debt securities, the debt securities will be issued in denominations of $1,000 each or integral multiples of $1,000.

Paying Agent and Registrar

The trustee will initially act as paying agent and registrar for the debt securities. We may change the paying agent or registrar without prior notice to the holders of the debt securities, and we may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange debt securities in accordance with the applicable indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and we may require a holder to pay any taxes and fees required by law or permitted by the applicable indenture. We are not required to transfer or exchange any debt security selected for redemption. In addition, we are not required to transfer or exchange any debt security for a period of 15 days before a selection of debt securities to be redeemed.

Subordination

The payment of the principal of and premium, if any, and interest on subordinated debt securities and any of our other payment obligations in respect of subordinated debt securities (including any obligation to repurchase subordinated debt securities) is subordinated in certain circumstances in right of payment, as set forth in the subordinated indenture, to the prior payment in full in cash of all senior debt.

We also may not make any payment, whether by redemption, purchase, retirement, defeasance or otherwise, upon or in respect of subordinated debt securities, except from a trust described under ‘‘— Legal Defeasance and Covenant Defeasance,” if

•	a default in the payment of all or any portion of the obligations on any designated senior debt (“payment default”) occurs that has not been cured or waived, or

•	any other default occurs and is continuing with respect to designated senior debt pursuant to which the maturity thereof may be accelerated (“non-payment default”) and, solely with respect to this clause, the trustee for the subordinated debt securities receives a notice of the default (a “payment blockage notice”) from the trustee or other representative for the holders of such designated senior debt.

Cash payments on subordinated debt securities will be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived, and (b) in case of a nonpayment default, the earliest of the date on which such nonpayment default is cured or waived, the termination of the payment blockage period by written notice to the trustee for the subordinated debt securities from the trustee or other representative for the holders of such designated senior debt, the payment in full of such designated senior debt or 179 days after the date on which the applicable payment blockage notice is received. No new payment blockage period may be commenced unless and until 360 days have elapsed since the date of commencement of the payment blockage period resulting from the immediately prior payment blockage notice. No nonpayment default in respect of designated senior debt that existed or was continuing on the date of delivery of any payment blockage notice to the trustee for the subordinated debt securities will be, or be made, the basis for a subsequent payment blockage notice unless such default shall have been cured or waived for a period of no less than 90 consecutive days.

Upon any payment or distribution of our assets or securities (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the subordinated indenture) in connection with any dissolution or winding up or total or partial liquidation or reorganization of us, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or other marshalling of assets for the benefit of creditors, all amounts due or to become due upon all senior debt shall first be paid in full, in cash or cash equivalents, before the holders of the subordinated debt securities or the trustee on their behalf shall be entitled to receive any payment by or on behalf of us on account of the subordinated debt securities, or any payment to acquire any of the subordinated debt securities for cash, property or securities, or any distribution with respect to the subordinated debt securities of any cash, property or securities. Before any payment may be made by, or on behalf of, us on any subordinated debt security (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the subordinated indenture) in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of our assets or securities, to which the holders of subordinated debt securities or the trustee on their behalf would be entitled, shall be made by us or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, or by the holders or the trustee if received by them or it, directly to the holders of senior debt or their representatives or to any trustee or trustees under any indenture pursuant to which any such senior debt may have been issued, as their respective interests appear, to the extent necessary to pay all such senior debt in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such senior debt.

As a result of these subordination provisions, in the event of the our liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of our creditors or a marshalling of our assets or liabilities, holders of subordinated debt securities may receive ratably less than other creditors.

Payment and Transfer

Principal, interest and any premium on fully registered debt securities will be paid at designated places. Payment will be made by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement.

Fully registered debt securities may be transferred or exchanged at the office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that we will deposit with a depositary identified in the applicable prospectus supplement. Unless and until it is exchanged in whole or in part for the individual debt securities that it represents, a global security may not be transferred except as a whole:

•	by the applicable depositary to a nominee of the depositary;

•	by any nominee to the depositary itself or another nominee; or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.

We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

When we issue a global security in registered form, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary (“participants”). Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by us if those debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.

As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

•	will not be considered the owners or holders under the indenture relating to those debt securities.

Payments of the principal of, any premium on and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing such debt securities. Neither we, the trustee for the debt securities, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests in the global security.

We expect that the depositary or its nominee, upon receipt of any payment of principal, any premium or interest relating to a global security representing any series of debt securities, immediately will credit participants’ accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers registered in “street name.” Those payments will be the sole responsibility of those participants.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, we may at any time in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, we will issue individual debt securities of that series in exchange for the global security or securities. Furthermore, if we specify, an owner of a beneficial interest in a global security may, on terms acceptable to us, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in the applicable prospectus supplement. In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in any authorized denominations.

Governing Law

Each indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

The Bank of New York Trust Company, N.A., will be the trustee under the indentures. A successor trustee may be appointed in accordance with the terms of the indentures.

The indentures and the provisions of the Trust Indenture Act incorporated by reference therein will contain certain limitations on the rights of the trustee, should it become a creditor of us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (within the meaning of the Trust Indenture Act), it must eliminate such conflicting interest or resign.

A single banking or financial institution may act as trustee with respect to both the subordinated indenture and the senior indenture. If this occurs, and should a default occur with respect to either the subordinated debt securities or the senior debt securities, such banking or financial institution would be required to resign as trustee under one of the indentures within 90 days of such default, pursuant to the Trust Indenture Act, unless such default were cured, duly waived or otherwise eliminated.

Description of Guarantees of Debt Securities

Our subsidiaries may issue guarantees of debt securities that we offer in any prospectus supplement. Each guarantee will be issued under a supplement to an indenture. The prospectus supplement relating to a particular issue of guarantees will describe the terms of those guarantees, including the following:

•	the series of debt securities to which the guarantees apply;

•	whether the guarantees are secured or unsecured;

•	whether the guarantees are conditional or unconditional;

•	whether the guarantees are senior or subordinate to other guarantees or debt;

•	the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and

•	any additional terms of the guarantees.

Description of Warrants

We may issue warrants to purchase common stock, preferred stock, debt securities, units or other securities. We may issue warrants independently or together with other securities that may be attached to or separate from the warrants. If we issue warrants, we may do so under one or more warrant agreements between us and a warrant agent that we will name in a related prospectus supplement.

The prospectus supplement relating to any warrants being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the securities purchasable upon the exercise of such warrants;

•	the exercise price;

•	the aggregate number of warrants to be issued;

•	the principal amount of securities purchasable upon exercise of each warrant;

•	the price or prices at which each warrant will be issued;

•	the procedures for exercising the warrants;

•	the date upon which the exercise of warrants will commence;

•	the expiration date, and any other material terms of the warrants; and

•	any other terms of such warrants, including the terms, procedures and limitations relating to the exchange and exercise of such warrants.

The warrants do not confer upon the holders thereof any voting or other rights of stockholders.

Description of Units

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•	the terms of the units and of any of the debt securities, common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

Plan of Distribution

We may sell the securities through agents, underwriters or dealers, or directly to one or more purchasers without using underwriters or agents.

We may designate agents to solicit offers to purchase our securities. We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in the applicable prospectus supplement. Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

Agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the New York Stock Exchange, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions (including block transactions), at negotiated prices, at a fixed public offering price or at varying prices determined at the time of sale. We will include the names of the managing underwriter(s), as well as any other underwriters, and the terms of the transaction, including the compensation the underwriters and dealers will receive, in the related prospectus supplement. If we use an underwriter, we will execute an underwriting agreement with the underwriter(s) at the time that we reach an agreement for the sale of our securities. The obligations of the underwriters to purchase the securities will be subject to certain conditions contained in the underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The underwriters will use a prospectus supplement to sell our securities.

If we use a dealer, we, as principal, will sell our securities to the dealer. The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities. We will include the name of the dealer and the terms of our transactions with the dealer in the applicable prospectus supplement.

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors. In this case, no underwriters or agents would be involved. We will describe the terms of our direct sales in the applicable prospectus supplement.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. In connection with the sale of the securities offered by this prospectus, underwriters may receive compensation from us or from the purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions, which will not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any prospectus supplement. Any underwriters, dealers or agents will be identified and their compensation described in the applicable prospectus supplement. We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

Unless otherwise specified in the applicable prospectus supplement, all securities offered under this prospectus will be a new issue of securities with no established trading market, other than the common stock, which is currently listed and traded on the New York Stock Exchange. We may elect to list any other class or series of securities on a national securities exchange or a foreign securities exchange but are not obligated to do so. Any common stock sold by this prospectus will be listed for trading on the New York Stock Exchange subject to official notice of issuance. We cannot give you any assurance as to the liquidity of the trading markets for any of the securities.

Any underwriter to whom securities are sold by us for public offering and sale may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment transactions involve sales by the underwriters of the securities in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. These activities may cause the price of the securities to be higher than it would otherwise be. The underwriters will not be obligated to engage in any of the aforementioned transactions and may discontinue such transactions at any time without notice.

Legal Matters

The validity of the shares of common stock and preferred stock offered pursuant to this prospectus will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP. Certain legal matters in connection with the debt securities will be passed upon by Andrews Kurth LLP. Any underwriter will be advised about other issues relating to any offering by its own legal counsel.

Experts

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

Where You Can Find More Information

This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act using a shelf registration process. This prospectus does not contain all of the information set forth in the registration statement, or the exhibits that are a part of the registration statement, parts of which are omitted as permitted by the rules and regulations of the SEC. For further information about us and about our securities, please refer to the information below and to the registration statement and the exhibits that are a part of the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding us. The SEC’s website address is www.sec.gov. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, or at our website at www.keyenergy.com. Information contained on our website is not incorporated by reference into this prospectus.

We are incorporating by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date of this prospectus with the SEC will automatically update and supersede this information.

We incorporate by reference in this prospectus the documents listed below which we filed with the SEC and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the

Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) subsequent to the date of this prospectus and prior to the completion of the offering of the securities pursuant to this prospectus.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (File No. 001-08038);

•	Portion of the Definitive Proxy Statement filed on March 31, 2010 that is incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (File No. 001-08038);

•	Current Report on Form 8-K filed with the SEC on February 2, 2011 (File No. 001-08038); and

•	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 24, 2007 (File No. 001-08038), including any amendment or report filed for the purpose of updating such description.

You may request, orally or in writing, a copy of any of these filings (other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by contacting us at the following address:

Key Energy Services, Inc.
Attn: Corporate Secretary
1301 McKinney Street, Suite 1800
Houston, Texas 77010
Phone: (713) 651-4300

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by us in connection with the sale and distribution of the securities being registered. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

SEC registration fee	$	*
Accounting fees and expenses	$	**
Legal fees and expenses	$	**
Trustee fees and expenses	$	**
Printing and engraving expenses	$	**
NYSE Listing fees	$	***
Miscellaneous	$	**

Total	$	**

*	Deferred in accordance with Rule 456(b) under the Securities Act of 1933, as amended, and calculated in accordance with the offering of securities under this registration statement pursuant to Rule 457(r) of the Securities Act of 1933, as amended.

**	Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable.

***	The listing fee is based upon the principal amount of securities listed, if any, and is therefore not currently determinable.

Item 15.	Indemnification of Directors and Officers.

Maryland Corporation

Section 2-418 of the Maryland General Corporation Law provides that a corporation may indemnify any director made a party to any proceeding against judgments, penalties, fines, settlements and reasonable expenses, unless it is established that (i) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was a result of deliberate dishonesty, (ii) the director actually received an improper personal benefit or (iii) in a criminal proceeding, the director had reasonable cause to believe the act or omission was unlawful. A director may not be indemnified in any proceeding charging improper personal benefit if the director was adjudged to be liable on the basis that personal benefit was improperly received and, in a derivative action, there shall not be indemnification if a director has been adjudged liable to the corporation. Unless limited by a company’s charter, a director or officer of a corporation who has been successful in the defense of any proceeding shall be indemnified against reasonable costs incurred in such defense. Indemnification may not be made unless authorized for a specific proceeding after determination by the board of directors, special legal counsel or the stockholders that indemnification is permissible because the director has met the requisite standard of conduct.

Article Seventh of the Company’s Articles of Restatement, or Charter, provides that the Company shall indemnify (i) its directors and officers, whether serving the Company or at its request any other entity, to the full extent required or permitted by the Maryland law, including the advance of expenses under the procedures and to the full extent permitted by law and (ii) other employees and agents to such extent as shall be authorized by the Board of Directors or the Company’s By-laws and be permitted by law. The foregoing rights of indemnification are not exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such By-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by the Maryland law. Furthermore, no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or an officer, except to the extent that exculpation from liability is not permitted under the Maryland law as in effect when such breach occurred. No amendment of the Charter or repeal of any of its provisions shall limit or eliminate the limitations on liability provided to directors and officers with respect to acts or omissions occurring prior to such amendment or repeal.

We have director and officer liability insurance policies that provide coverage against certain liabilities.

Texas Limited Liability Company Guarantor

Key Energy Services, LLC is organized under the laws of the State of Texas. Section 101.402 of the Texas Business Organizations Code provides that a limited liability company may (i) indemnify a member, manager, officer or assignee of a membership interest in the company, (ii) pay in advance or reimburse expenses incurred by such persons, and (iii) purchase and maintain liability insurance for such persons.

The limited liability company agreement of Key Energy Services, LLC provides that the member and the managers will not be liable for the debts, obligations or liabilities of Key Energy Services, LLC, including any debt, obligations or liability under a judgment, decree or order of a court, solely by reason of being a member or manager of Key Energy Services, LLC. Furthermore, the managers of Key Energy Services, LLC will not be liable to any other member of Key Energy Services, LLC or other person or entity who may become a party to or bound by the limited liability company agreement of Key Energy Services, LLC in connection with the agreement or the business and affairs of Key Energy Services, LLC or for breach of any duties (including fiduciary duties) arising under the agreement or in connection with the agreement, except for any losses, claims, damages or liabilities primarily attributable to the managers’ willful misconduct, bad faith, recklessness or gross negligence, as finally determined by a court of competent jurisdiction, or as otherwise required by law.

The limited liability company agreement also provides that the company’s members, managers, directors, officers, partners, venturers, proprietors, trustees, employees, administrators, agents or similarly situated persons or entities will be indemnified by the company to the fullest extent authorized or permitted by applicable law against all judgments (including arbitration awards), court costs, penalties, excise and similar taxes, fines, settlements, reasonable attorney’s fees and other expenses actually incurred by the person in connection with the proceeding, and this right to indemnification will continue for a person who has ceased to be a member, manager, director, partner, venturer, proprietor, trustee, employee, administrator, agent or similarly situated person and will inure to the benefit of his or her heirs, executors and administrators. However, the company will not be obligated to indemnify a person for any expenses described in the previous sentence if a court of competent jurisdiction, in a judgment that has become final and non-appealable, has determined that the acts or omissions of the person constituted willful misconduct, bad faith, recklessness or gross negligence.

Furthermore, the certificate of formation of the company provides that the company will indemnify the sole member, officers, employees and agents of the company to the same extent that a corporation is permitted to indemnify its directors, employees and agents under the Texas Business Organizations Code, as amended or supplemented, as well as to the same extent that indemnification is required under the Texas Business Organizations Code for directors, employees and agents of corporations. This indemnification will not be deemed exclusive of other rights to which indemnified persons may be entitled under any regulations, agreements, vote of the sole member, or otherwise, and will inure to the benefit of heirs, executors and administrators of the indemnified persons. Furthermore, the company will have the power to enter into agreements providing for indemnification by the company of the sole member, former officers, employees and agents or any other person of or who served any predecessor corporation, partnership, joint venture, trust or other enterprise from and against any and all expenses, liabilities or other matters. The sole member of the company may purchase, on behalf of the company, the liability, indemnification and other similar insurance as the sole member, in its sole discretion, determines is necessary or appropriate from time to time.

Texas Corporation Guarantor

Title 1, Chapter 8 of the Texas Business Organizations Code and Article 4 of Key Energy Services California, Inc.’s Bylaws provide Key Energy Services California, Inc. with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes.

Article 4 of Key Energy Services California, Inc’s Bylaws provides that each person who at any time is or was a director or officer of the corporation, and who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director of the corporation serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise will be indemnified by the corporation to the fullest extent authorized by the Texas Business Organizations Code or any other applicable law as may from time to time be in effect (but, in the case of an amendment or enactment, only to the extent that the amendment or law permits the corporation to provide broader indemnification rights than the law in effect prior to the amendment or enactment permitted the corporation to provide) against judgments, penalties (including excise or similar taxes), fines, settlements and reasonable expenses (including court costs and fees) actually incurred by the person in connection with the proceeding. Expenses incurred in defending a proceeding will be paid by the corporation in advance of the final disposition of the proceeding to the fullest extent permitted, and only in compliance with the Texas Business Organizations Code or any other applicable laws as may from time to time be in effect. No action taken by the corporation, either by amendment of the certificate of formation or the bylaws of the corporation, will diminish or adversely affect any rights to indemnification or prepayment of expenses that have become vested prior to the date that the amendment or other corporate action is taken. The rights to indemnification and prepayment of expenses conferred to the corporation’s directors and officers by the provision described in this paragraph may be conferred on any employee or agent of the corporation if and to the extent authorized by the corporation’s board of directors.

The corporation will have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or person serving a similar function of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against him or her and incurred by him or her in any capacity or arising out of his or her status, whether or not the corporation would have the power to indemnify him or her against the liability under the Texas Business Organizations Code.

Delaware Limited Liability Company Guarantors

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreements of Key Energy Services (Mexico), LLC, Misr Key Energy Investments, LLC and Misr Key Energy Services, LLC all provide that the respective companies will indemnify and hold harmless each of the officers for any claims, damages, losses or liability arising from or relating to any act or omission in connection with the officer’s appointment or performance of his or her duties under the respective agreements, except to the extent that any claim, damage, loss or liability is occasioned by the gross negligence, willful misconduct or fraudulent conduct of the officer.

The certificate of formation of Key Energy Services (Mexico), LLC provides that each person who at any time is or was a manager or member of the company, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that such person is or was a director of officer of the company, or is or was a director of the company serving at the request of the company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another domestic or foreign limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise will be indemnified by the company to the fullest extent authorized by the Texas Business Organizations Code or any other applicable law as may from time to time be in effect (but, in the case of an amendment or enactment, only to the extent that the amendment or law permits the company to provide broader indemnification rights than the law in effect prior to the amendment or enactment permitted the company to provide) against judgments, penalties (including excise or similar taxes), fines, settlements and reasonable expenses (including court costs and fees) actually incurred by the person in connection with the proceeding.

The limited liability company agreement of Key Energy Mexico, LLC provides that, except as required by the Delaware Limited Liability Company Act, the sole member will not be liable for the debts, obligations or liabilities of the company, whether arising in contract, tort or otherwise, solely by reason of being a member of the company. The limited liability company agreement further provides that the member will not be liable to the company or to any other member of the company or other person or entity who may become a party to or bound by the agreement for any breach of the agreement or of any duties (including fiduciary duties) arising under or in connection with the agreement or the company other than for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. The limited liability company agreement further provides that, to the fullest extent permitted by applicable law, the company will (a) indemnify and hold harmless any person or entity and that person’s or entity’s executors, administrators, heirs, legal representatives, successors and assigns who was or is a party or was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person or entity is or was a member, manager, officer, authorized person, employee or agent of the company or is or was serving at the request of the company as member, manager, director, officer, authorized person, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, domestic or foreign, against all expenses, attorney’s fees, court costs, judgments, fines, amounts paid in settlement and other losses incurred or suffered by the person or entity in connection with the action, suit or proceeding and (b) advance expenses incurred by the person or entity in defending or otherwise participating in the action, suit or proceeding in advance of its final disposition to the fullest extent permitted by applicable law upon receipt of an undertaking by the person or entity to repay the amounts advanced if it is ultimately determined by final judicial decision from which there is no further right to appeal that the person or entity is not entitled to be indemnified by the company for the expenses.

Item 16.	Exhibits.

Number		Description

1	.1**	Form of Underwriting Agreement for each of the securities registered hereby.
4.1		Articles of Restatement of Key Energy Services, Inc. (Incorporated by reference to Exhibit 3.1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, File No. 001-08038.)
4.2		Unanimous consent of the Board of Directors of Key Energy Services, Inc. dated January 11, 2000, limiting the designation of the additional authorized shares to common stock. (Incorporated by reference to Exhibit 3.2 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, File No. 001-08038.)
4.3		Second Amended and Restated By-laws of Key Energy Services, Inc. (Incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K filed on September 22, 2006, File No. 001-08038.)
4.4		Amendment to Second Amended and Restated By-laws of Key Energy Services, Inc. (Incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K filed on November 2, 2007, File No. 001-08038.)
4.5		Amendments to Second Amended and Restated By-laws of Key Energy Services, Inc. adopted April 4, 2008. (Incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K filed on April 9, 2008, File No. 001-08038.)

Number		Description

4.6		Amendment to Second Amended and Restated By-laws of Key Energy Services, Inc. adopted June 4, 2009. (Incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K filed on June 10, 2009, File No. 001-08038.)
4.7		Indenture, dated as of November 29, 2007, among Key Energy Services, Inc., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee. (Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on November 30, 2007, File No. 001-08038.)
4.8		First Supplemental Indenture, dated as of January 22, 2008, among Key Marine Services, LLC, the existing guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee. (Incorporated by reference to Exhibit 4.5 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, File No. 001-08038.)
4.9		Second Supplemental Indenture, dated as of January 13, 2009, among Key Energy Mexico, LLC, the existing guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee. (Incorporated by reference to Exhibit 4.6 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, File No. 001-08038.)
4.10		Third Supplemental Indenture, dated as of July 31, 2009, among Key Energy Services California, Inc., the existing guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee. (Incorporated by reference to Exhibit 4.5 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, File No. 001-08038.)
4	.11**	Form of Certificate of Designation for the Preferred Stock.
4	.12*	Form of Senior Indenture (including form of senior debt security).
4	.13*	Form of Subordinated Indenture (including form of subordinated debt security).
4	.14**	Form of Warrant Agreement (including form of warrant certificate).
4	.15**	Form of Unit Agreement (including form of unit certificate).
5	.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.
5	.2*	Opinion of Andrews Kurth LLP.
12	.1*	Statement of computation of ratios of earnings to fixed charges.
23	.1*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).
23	.2*	Consent of Andrews Kurth LLP (included in Exhibit 5.2).
23	.3*	Consent of Grant Thornton LLP.
24	.1*	Power of attorney (included on the signature pages of this registration statement).
25	.1*	Form T-1 Statement of Eligibility and Qualification of Trustee under Trust Indenture Act of 1939 regarding the senior debt securities.
25	.2*	Form T-1 Statement of Eligibility and Qualification of Trustee under Trust Indenture Act of 1939 regarding the subordinated debt securities.

*	Filed herewith.

**	To be filed by amendment or as an exhibit to a Current Report on Form 8-K filed at a later date in connection with a specific offering.

Item 17.	Undertakings.

A. the undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs A(l)(a), A(l)(b) and A(1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

D. The undersigned registrant hereby undertakes:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus or any prospectus supplement filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus or prospectus supplement filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus or prospectus supplement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of subsection 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of such Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 1st day of March, 2011.

KEY ENERGY SERVICES, INC.

By:	/s/ Richard J. Alario
Richard J. Alario
Chairman of the Board, President and
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Key Energy Services, Inc., hereby severally constitute and appoint Richard J. Alario and T.M. Whichard III, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Key Energy Services, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacities	Date

/s/ Richard J. Alario Richard J. Alario	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	March 1, 2011

/s/ T. M. Whichard III T. M. Whichard III	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 1, 2011

/s/ Ike C. Smith Ike C. Smith	Vice President and Controller (Principal Accounting Officer)	March 1, 2011

/s/ David J. Breazzano David J. Breazzano	Director	March 1, 2011

/s/ Lynn R. Coleman Lynn R. Coleman	Director	March 1, 2011

/s/ Kevin P. Collins Kevin P. Collins	Director	March 1, 2011

Signature	Capacities	Date

/s/ William D. Fertig William D. Fertig	Director	March 1, 2011

/s/ W. Phillip Marcum W. Phillip Marcum	Director	March 1, 2011

/s/ Ralph S. Michael, III Ralph S. Michael, III	Director	March 1, 2011

/s/ William F. Owens William F. Owens	Director	March 1, 2011

/s/ Robert K. Reeves Robert K. Reeves	Director	March 1, 2011

/s/ Carter A. Ward Carter A. Ward	Director	March 1, 2011

/s/ J Robinson West J. Robinson West	Director	March 1, 2011

/s/ Arlene M. Yocum Arlene M. Yocum	Director	March 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 1st day of March, 2011.

KEY ENERGY SERVICES, LLC

By:	/s/ Richard J. Alario
Richard J. Alario
Chairman of the Board, President and
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and manager of Key Energy Services, LLC, hereby severally constitute and appoint Richard J. Alario and T.M. Whichard III, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and manager to enable Key Energy Services, LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacities	Date

/s/ Newton W. Wilson III Newton W. Wilson III	President (Principal Executive Officer)	March 1, 2011

/s/ T. M. Whichard III T. M. Whichard III	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 1, 2011

/s/ Ike C. Smith Ike C. Smith	Vice President and Controller (Principal Accounting Officer)	March 1, 2011

/s/ Kimberly R. Frye Kimberly R. Frye	Sole Manager	March 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 1st day of March, 2011.

KEY ENERGY SERVICES CALIFORNIA, INC.

By:	/s/ Newton W. Wilson III
Newton W. Wilson III
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and director of Key Energy Services California, Inc., hereby severally constitute and appoint Kimberly R. Frye and T.M. Whichard III, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and director to enable Key Energy Services California, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacities	Date

/s/ Rich French Rick French	President (Principal Executive Officer)	March 1, 2011

/s/ T.M. Whichard III T.M. Whichard III	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 1, 2011

/s/ Ike C. Smith Ike C. Smith	Vice President and Controller (Principal Accounting Officer)	March 1, 2011

/s/ Kimberly R. Frye Kimberly R. Frye	Sole Director	March 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 1st day of March, 2011.

KEY ENERGY SERVICES (MEXICO), LLC

By:	/s/ Newton W. Wilson III
Newton W. Wilson III
President

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and manager of Key Energy Services (Mexico), LLC, hereby severally constitute and appoint Kimberly R. Frye and T.M. Whichard III, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and manager to enable Key Energy Services (Mexico), LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacities	Date

/s/ Newton W. Wilson III Newton W. Wilson III	President (Principal Executive Officer)	March 1, 2011

/s/ T.M. Whichard III T.M. Whichard III	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 1, 2011

/s/ Ike C. Smith Ike C. Smith	Vice President and Controller (Principal Accounting Officer)	March 1, 2011

/s/ Kimberly R. Frye Kimberly R. Frye	Sole Manager	March 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 1st day of March, 2011.

MISR KEY ENERGY INVESTMENTS, LLC

By:	/s/ Newton W. Wilson III
Newton W. Wilson III
President

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and member of Misr Key Energy Investments, LLC, hereby severally constitute and appoint Kimberly R. Frye and T.M. Whichard III, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and member to enable Misr Key Energy Investments, LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacities	Date

/s/ Newton W. Wilson III Newton W. Wilson III	President (Principal Executive Officer)	March 1, 2011

/s/ T.M. Whichard III T.M. Whichard III	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 1, 2011

/s/ Ike C. Smith Ike C. Smith	Vice President and Controller (Principal Accounting Officer)	March 1, 2011

/s/ Kimberly R. Frye Kimberly R. Frye	Senior Vice President, General Counsel and Secretary of Key Energy Services, Inc., the sole member of Misr Key Energy Investments, LLC	March 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 1st day of March, 2011.

MISR KEY ENERGY SERVICES, LLC

By:	/s/ Newton W. Wilson III
Newton W. Wilson III
President

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and member of Misr Key Energy Services, LLC, hereby severally constitute and appoint Kimberly R. Frye and T.M. Whichard III, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and member to enable Misr Key Energy Services, LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacities	Date

/s/ Newton W. Wilson III Newton W. Wilson III	President (Principal Executive Officer)	March 1, 2011

/s/ T.M. Whichard III T.M. Whichard III	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 1, 2011

/s/ Ike C. Smith Ike C. Smith	Vice President and Controller (Principal Accounting Officer)	March 1, 2011

/s/ Kimberly R. Frye Kimberly R. Frye	Senior Vice President, General Counsel and Secretary of Key Energy Services, Inc., the sole member of Misr Key Energy Services, LLC	March 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 1st day of March, 2011.

KEY ENERGY MEXICO, LLC

By:	/s/ Newton W. Wilson III
Newton W. Wilson III
President

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and manager of Key Energy Mexico, LLC, hereby severally constitute and appoint Kimberly R. Frye and T.M. Whichard III, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and manager to enable Key Energy Mexico, LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacities	Date

/s/ Newton W. Wilson III Newton W. Wilson III	President (Principal Executive Officer)	March 1, 2011

/s/ T.M. Whichard III T.M. Whichard III	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 1, 2011

/s/ Ike C. Smith Ike C. Smith	Vice President and Controller (Principal Accounting Officer)	March 1, 2011

/s/ Kimberly R. Frye Kimberly R. Frye	Sole Manager	March 1, 2011

EXHIBIT INDEX

Number		Description

1	.1**	Form of Underwriting Agreement for each of the securities registered hereby.
4.1		Articles of Restatement of Key Energy Services, Inc. (Incorporated by reference to Exhibit 3.1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, File No. 001-08038.)
4.2		Unanimous consent of the Board of Directors of Key Energy Services, Inc. dated January 11, 2000, limiting the designation of the additional authorized shares to common stock. (Incorporated by reference to Exhibit 3.2 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, File No. 001-08038.)
4.3		Second Amended and Restated By-laws of Key Energy Services, Inc. (Incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K filed on September 22, 2006, File No. 001-08038.)
4.4		Amendment to Second Amended and Restated By-laws of Key Energy Services, Inc. (Incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K filed on November 2, 2007, File No. 001-08038.)
4.5		Amendments to Second Amended and Restated By-laws of Key Energy Services, Inc. adopted April 4, 2008. (Incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K filed on April 9, 2008, File No. 001-08038.)
4.6		Amendment to Second Amended and Restated By-laws of Key Energy Services, Inc. adopted June 4, 2009. (Incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K filed on June 10, 2009, File No. 001-08038.)
4.7		Indenture, dated as of November 29, 2007, among Key Energy Services, Inc., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee. (Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on November 30, 2007, File No. 001-08038.)
4.8		First Supplemental Indenture, dated as of January 22, 2008, among Key Marine Services, LLC, the existing guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee. (Incorporated by reference to Exhibit 4.5 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, File No. 001-08038.)
4.9		Second Supplemental Indenture, dated as of January 13, 2009, among Key Energy Mexico, LLC, the existing guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee. (Incorporated by reference to Exhibit 4.6 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, File No. 001-08038.)
4.10		Third Supplemental Indenture, dated as of July 31, 2009, among Key Energy Services California, Inc., the existing guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee. (Incorporated by reference to Exhibit 4.5 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, File No. 001-08038.)
4	.11**	Form of Certificate of Designation for the Preferred Stock.
4	.12*	Form of Senior Indenture (including form of senior debt security).
4	.13*	Form of Subordinated Indenture (including form of subordinated debt security).
4	.14**	Form of Warrant Agreement (including form of warrant certificate).
4	.15**	Form of Unit Agreement (including form of unit certificate).
5	.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.
5	.2*	Opinion of Andrews Kurth LLP.
12	.1*	Statement of computation of ratios of earnings to fixed charges.
23	.1*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).
23	.2*	Consent of Andrews Kurth LLP (included in Exhibit 5.2).
23	.3*	Consent of Grant Thornton LLP.
24	.1*	Power of attorney (included on the signature pages of this registration statement).
25	.1*	Form T-1 Statement of Eligibility and Qualification of Trustee under Trust Indenture Act of 1939 regarding the senior debt securities.
25	.2*	Form T-1 Statement of Eligibility and Qualification of Trustee under Trust Indenture Act of 1939 regarding the subordinated debt securities

*	Filed herewith.

**	To be filed by amendment or as an exhibit to Current Report on Form 8-K filed at a later date in connection with a specific offering.